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                                                                   Exhibit 99.2

News Release

Contact:

Joseph F. MacDonough
President and Chief Executive Officer
Westborough Financial Services, Inc.
(774) 760-1201
jmacdonough@westboroughbank.com

FOR IMMEDIATE RELEASE

July 25, 2007

                      WESTBOROUGH BANCORP, MHC CORPORATORS
                   APPROVE MERGER WITH ASSABET VALLEY BANCORP

             Voting Corporators Unanimously In Favor Of Transaction

      Westborough, Massachusetts July 25, 2007 -- Westborough Bancorp, MHC, the mutual holding company parent of Westborough Financial Services, Inc. (OTC Bulletin Board: WFSM.OB), announced today that the previously announced agreement and plan of merger with Assabet Valley Bancorp was unanimously approved by Westborough Bancorp, MHC corporators in attendance at the annual meeting last evening. The corporator vote met the statutory requirement that at least two-thirds of Westborough Bancorp, MHC's corporators approve the merger agreement.

      Earlier yesterday, the merger agreement was approved by the shareholders of Westborough Financial Services, Inc.

      As of this date, both the Federal Deposit Insurance Corporation and the Board of Governors of the Federal Reserve System have approved the transactions contemplated by the merger agreement. The Massachusetts Board of Bank Incorporation hearing regarding the transaction is scheduled for later this week.

      About Westborough Financial Services, Inc. Westborough Financial Services, Inc. is the stock holding company parent of The Westborough Bank. Westborough Bank has offices in Westborough, Northborough and Shrewsbury, Massachusetts. It employs 75 people and has assets of approximately $296 million. Westborough Financial's common stock is traded on the OTC Bulletin Board under the symbol "WFSM.OB." Additional information about Westborough Financial and Westborough Bank can be found at www.westboroughbank.com.

Forward-looking Information

THIS PRESS RELEASE CONTAINS CERTAIN STATEMENTS THAT ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. RELIANCE SHOULD NOT BE PLACED ON FORWARD-LOOKING STATEMENTS BECAUSE THEY INVOLVE UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH ARE, IN SOME CASES, BEYOND THE CONTROL OF WESTBOROUGH FINANCIAL SERVICES, INC. ACTUAL EVENTS, PERFORMANCE AND RESULTS COULD DIFFER MATERIALLY FROM THE ANTICIPATED EVENT, PERFORMANCE OR RESULTS EXPRESSED OR IMPLIED IN SUCH FORWARD-LOOKING STATEMENTS. THE FACTORS WHICH MAY CAUSE SUCH DIFFERENCES INCLUDE, AMONG OTHER FACTORS, THE ABILITY OF THE PARTIES TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THE AGREEMENT, CONDITIONS IMPOSED ON THE CONSUMMATION OF SUCH TRANSACTIONS BY REGULATORY AGENCIES, THE COMPETITIVE ENVIRONMENT AND GENERAL ECONOMIC CONDITIONS.